UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2017

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia, 22107-0910

(Address of principal executive offices, including zip code)

(703) 854-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2017, Gannett Co., Inc. (the “Company”) announced an organizational change to align with the Company’s refreshed business strategy, which focuses on two primary businesses: marketing solutions and consumer. Among other matters, the reorganization included:

•	The appointment of Sharon T. Rowlands (age 59) as President, USA TODAY NETWORK Marketing Solutions, to lead the marketing solutions business. In her new role, Ms. Rowlands will be responsible for strengthening and growing our business-to-business segment. She also will retain her position as Chief Executive Officer of ReachLocal, Inc. Ms. Rowlands has served as Chief Executive Officer of ReachLocal, Inc. since April 2014. Before then, she served as Chief Executive Officer of Altegrity from 2011 to 2014, as Chief Executive Officer of Penton Media from 2008 to 2011, and as Chief Executive Officer and President of Thomson Financial from 2005 to 2008.

In connection with her appointment as President, USA TODAY NETWORK Marketing Solutions, the Executive Compensation Committee approved certain enhancements to Ms. Rowlands’s compensatory arrangements with the Company, including base salary, annual incentive target and long-term incentive target compensation. Those changes are memorialized in Amendment No. 1 to the Letter Agreement, dated August 2, 2016, between the Company and Ms. Rowlands, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

•	The appointment of Maribel Perez Wadsworth (age 44) as President, USA TODAY NETWORK, to lead the consumer business. In her new role, Ms. Wadsworth will be responsible for strategy and operations for the Company’s portfolio of media brands, including USA TODAY and more than 100 local news and niche content brands. In addition, she will become associate publisher of USA TODAY as part of the transition associated with the previously reported departure of John Zidich, our President, U.S. Domestic Publishing, anticipated to occur in April 2018. Before her appointment as President, USA TODAY NETWORK, Ms. Wadsworth served as the Company’s Senior Vice President and Chief Transformation Officer since January 2017, and before that served as the Company’s Senior Vice President and Chief Strategy Officer since our spin-off in June 2015. Prior to the spin-off, she served as Vice President, Strategic Initiatives, U.S. Community Publishing from 2014 to 2015, and as Vice President, Audience Development and Engagement, U.S. Community Publishing from 2012 to 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment No. 1 to Letter Agreement, dated August 2, 2016, between Gannett Co., Inc. and Sharon T. Rowlands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: November 13, 2017	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer